UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2004

Portfolio Recovery Associates, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	888-772-7326

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On November 22, 2004, the Company amended its current $25 million revolving line of credit agreement by entering into an Amended and Restated Commercial Promissory Note with RBC Centura Bank. The only material change to the arrangement was to extend the maturity date from November 28, 2005 to November 28, 2006. Other terms of the arrangement including rate of interest, payment terms and available credit remain the same. As of November 22, 2004, the Company has no amounts outstanding on this line of credit.

Item 9.01. Financial Statements and Exhibits.

a. Financial Statements of Business Acquired.
Not applicable.

b. Pro Forma Financial Information.
Not applicable.

c. Exhibits

Exhibit No. Description
-------------------------------
10.1 Amended and Restated Commercial Promissory Note, dated November 22, 2004, in favor of RBC Centura Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portfolio Recovery Associates, Inc.

November 24, 2004	By:	Steven D. Fredrickson

Name: Steven D. Fredrickson
Title: CEO, President and Chairman

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Commercial Promissory Note, dated November 22, 2004, in favor of RBC Centura Bank.